UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Recreation Park Drive, Unit 108, Hingham, MA 02043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (908)938-5561

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On June 5, 2017, Microbot Medical Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”) providing for the issuance and sale by the Company to the Investors of an aggregate of 3,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price per share of $2.70 (the “Offering”). The gross proceeds to the Company will be $10,125,000.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No.: 333-217076), which was initially filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2017 and declared effective by the SEC on April 14, 2017. A prospectus supplement relating to the Offering will be filed with the SEC on June 5, 2017. The closing of the Offering is expected to take place on or about June 8, 2017, subject to certain customary closing conditions. The Company intends to use the net proceeds from this offering to expand and leverage the current ViRob and TipCAT technology platforms, for establishing potential strategic partnerships and acquisition of assets, products or entities, and for general corporate and working capital purposes.

Ladenburg Thalmann & Co. Inc. (the “Lead Placement Agent”) and Chardan Capital Markets, LLC (together with the Lead Placement Agent, the “Placement Agents”) have served as the Company’s placement agents for the Offering pursuant to a Placement Agency Agreement (the “Placement Agreement”) by and between the Lead Placement Agent and the Company. Under the Placement Agreement, in consideration for services rendered as the Placement Agents in the Offering, the Company will pay to the Placement Agents a cash fee equal to approximately $708,750, or 7.0% of the gross proceeds of the Shares sold. The Company also agreed to reimburse the Placement Agents for their reasonable out-of-pocket expenses incurred in connection with its engagement and to pay the legal fees of the Placement Agents’ counsel and the Investors’ counsel up to an aggregate amount of $100,000.

The foregoing descriptions of the Purchase Agreement and the Placement Agreement do not purport to be complete and are qualified in their entirety by reference to the copy of each of the Form of Purchase Agreement and the Placement Agreement, which are attached hereto as Exhibit 10.2, and 10.1, respectively, and which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 8.01.	Other Events.

On June 5, 2017, the Company issued a press release in connection with the Offering titled “Microbot Medical Announces $10 million Registered Direct Offering of Common Stock.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

As of June 5, 2017, the Company has outstanding 28,376,333 shares of common stock, and common stock equivalents exercisable or convertible into an aggregate of 14,651,982 shares of common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1	Placement Agency Agreement, dated as of June 5, 2017, by and between Microbot Medical Inc. and Ladenburg Thalmann & Co. Inc.
10.2	Form of Securities Purchase Agreement, dated as of June 5, 2017, by and among Microbot Medical Inc., and the Investors.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
99.1	Press Release dated June 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Name:	Harel Gadot
Title:	Chairman, President and Chief Executive Officer

Date: June 5, 2017

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1	Placement Agency Agreement, dated as of June 5, 2017, by and between Microbot Medical Inc. and Ladenburg Thalmann & Co. Inc.
10.2	Form of Securities Purchase Agreement, dated as of June 5, 2017, by and among Microbot Medical Inc., and the Investors.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
99.1	Press Release dated June 5, 2017.